                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                               (Amendment No. 1)

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



       Date of Report (date of earliest event reported): FEBRUARY 26, 2002



                            PRIDE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


              DELAWARE                                 1-13289                              76-0069030
    (State or other jurisdiction              (Commission File Number)                   (I.R.S. Employer
          of incorporation)                                                             Identification No.)



                  5847 SAN FELIPE, SUITE 3300
                        HOUSTON, TEXAS                                                         77057
           (Address of principal executive offices)                                          (Zip Code)



       Registrant's telephone number, including area code: (713) 789-1400

ITEM 5.           OTHER EVENTS

                  On February 26, 2002, Pride International, Inc. issued a press release announcing its results of operations for the quarter and year ended December 31, 2001 and other information about its business. On February 27, 2002, Pride issued a press release to correct the calculation of adjusted net earnings and adjusted net earnings per share for the year ended December 31, 2001 contained in its February 26 press release. The corrected press release is filed as Exhibit 99.1 to this Current Report, supersedes the previously filed press release and is incorporated herein by reference. The information on Pride's website referred to in the press release is not incorporated herein by this reference.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits.

                  99.1     Corrected press release.

                  99.2* Contract status information and supplemental operating statistics posted to Pride's website on February 26, 2002.

                  ---------
                  * Previously furnished.

ITEM 9.           REGULATION FD DISCLOSURE

                  Pride is hereby furnishing information regarding the contract status of its rigs and supplemental operating statistics posted to its website on February 26, 2002. Such information is attached as Exhibit 99.2 to this Current Report.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PRIDE INTERNATIONAL, INC.


                                        By:  /s/ Earl W. McNiel
                                             ----------------------------------
                                             Earl W. McNiel
                                             Vice President and Chief Financial
                                             Officer


Date: February 27, 2002

                                  EXHIBIT INDEX

EXHIBIT
NO.               DESCRIPTION
-------           -----------
99.1              Corrected press release.

99.2* Contract status information and supplemental operating statistics posted to Pride's website on February 26, 2002.

---------------
* Previously furnished.